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                                                                 EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-37213) of Central Financial Acceptance Corporation and Subsidiaries on Form S-1 of our report dated April 12, 1996 (June 25, 1996 as to the effects of the reorganization described in Note 1), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP



Los Angeles, California
October 15, 1997